SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
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CHINACAST EDUCATION CORPORATION
(Name of Registrant as Specified in Its Charter)
_________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ChinaCast Education Corporation Announces Adjournment of Annual Meeting

BEIJING, Dec. 21, 2011 -- ChinaCast Education Corporation (the "Company" or "ChinaCast") (Nasdaq GS:CAST), a leading post-secondary education and e-learning services provider in China, today announced the adjournment of its annual meeting, in accordance with the issuance by the Delaware Court of Chancery of a temporary restraining order.  The Company’s annual meeting was adjourned on December 21, 2011, to January 10, 2012 9:00 a.m. Beijing Standard Time (local time), which is equivalent to January 9, 2012, at 8:00 p.m. U.S. Eastern Standard Time ("EST").

The temporary restraining order was obtained by Ned Sherwood, a current director of the Company after the Company’s Nominating Committee determined that Mr. Sherwood was unsuitable to serve on the Company’s Board of Directors and therefore removed his name from the slate of directors proposed by the Committee for re-election.  The Company recently established a Special Committee to consider all strategic alternatives that would enhance shareholder value after receiving an unsolicited bid for the Company made by a qualified institutional investor at a significant premium to the current market price of the Company's common stock.  The Special Committee retained Credit Suisse Securities (USA) LLC, as its financial advisor in connection with the Special Committee's evaluation of strategic alternatives and Paul, Weiss, Rifkind, Wharton & Garrison LLP, to act as its independent legal counsel.

Ron Chan, ChinaCast's Chairman and CEO, commented, “The differences between Mr. Sherwood, whom we believe is looking out only for his own interests, and the Company’s nominees to the Board, who are dedicated to maximizing value for all shareholders, are clear from, among other things, the way we approach evaluation of strategic alternatives.  We believe that the Special Committee and its well-known and highly-respected advisors are well equipped to evaluate strategic alternatives to maximize shareholder value.  If a buyer emerges for the Company that meets the fair value evaluation criteria of the Special Committee and the Board, the Board should present the buyer’s proposal to our shareholders for a fair vote and let them decide.  Mr. Sherwood, who has dismissed the Special Committee (on which he does not sit) as a sham, although he has offered no proof of that charge, has stated publicly, “If ..... a buyer emerges for the company at a value that is acceptable to the board of directors (on which he now seeks to sit), we are fully committed to engage in a transaction at that time.”  It is clear that Mr. Sherwood wants to control the process, rather than allow the independent Special Committee to do its work and the shareholders to decide, and we fear his desire to control the process is so that he can further his own goals.  For this and many other reasons, we believe that the Company’s management and the six Board nominees, who have a proven record of building and safeguarding our Company, can best serve the interests of all of the shareholders and the Company.  Thus, we strongly urge our shareholders to vote their shares to support the Company’s nominees to its Board of Directors.”

All beneficial owners that have received a Voting Instruction Form (VIF) from Broadridge may vote by internet or telephone through Broadridge in accordance with the instructions on the VIF. A beneficial holder can also mail the VIF to Broadridge but a mailed vote will only be counted if it received by Broadridge by 4:00 p.m. EST, on January 9, 2012.  Those beneficial holders holding shares in brokerage firms or banks not affiliated with Broadridge and record holders may submit proxies to Advantage Proxy until the date and time of the Annual Meeting by email to ksmith@advantageproxy.com or by fax 206-870-8492.  A record holder may also mail his or her blue proxy card either to Advantage Proxy at 24925 13th Place South, Des Moines, WA 98198, or Continental Stock Transfer & Trust Company at 17 Battery Place, 8th floor New York, NY 10004, Attn: Proxy Dept., as directed in the Company's mailing, but such card must be received by no later than by 4:00 p.m. EST, on January 9, 2012, in order to be counted at the Annual Meeting.

The Annual Meeting will be held at Level 6, Golden Tower B2, No. 82 Dongsihuanzhong Road, Chaoyang District, Beijing, People's Republic of China.  The telephone numbers for participation at the Annual Meeting are: for those in the United States the dial in number is 1-888-367-8168; and for those outside of the United States the dial in number is 1-708-688-4087.  The pass code for all participants is 19708274.

Shareholders of record at the close of business on October 24, 2011, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment of the meeting. If you wish to vote shares held in your name and attend the Annual Meeting in person, please register in advance by emailing Advantage Proxy, the Company's proxy solicitor, at ksmith@advantageproxy.com, or by calling 877-870-8565 (toll-free).

Important Additional Information and Where to Find it

This press release attached hereto may be deemed to be solicitation material in respect of the proposals to be voted upon at the Annual Meeting of Shareholders ("Annual Meeting") described in the Company's definitive proxy statement on Schedule 14A, filed by the Company on November 15, 2011, as supplemented by a supplement thereto filed by the Company on December 8, 2011, and as further supplemented by a supplement thereto filed by the Company on December 16, 2011.  The Company has filed with, or furnished to the Securities and Exchange Commission (the "SEC"), all relevant materials, including a definitive proxy statement on Schedule 14A, and has mailed the definitive proxy statement on Schedule 14A to its shareholders.  INVESTORS AND SHAREHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE ANNUAL MEETING AND THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING.

This press release is not a substitute for any proxy statement or other filings that may be made with the SEC.  Shareholders are able to obtain copies of the Company's definitive proxy statement and the supplemental filings thereto by calling Advantage Proxy at 877-870-8565 (toll-free).  In addition to receiving the Company's definitive proxy statement and the supplements thereto by mail, shareholders also are able to obtain these documents, as well as other filings containing information about the Company and proposals to be voted upon at the Annual Meeting and related matters, without charge, from the SEC's website (http://www.sec.gov) or at the SEC's public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  In addition, these documents can be obtained, without charge, by contacting the Company at the following address: Suite 08, 20F, One International Financial Centre, 1 Harbour View Street, Central, Hong Kong,  Tel: 852-2960-6506.

Certain of the Company's officers and employees may be deemed participants in the solicitation of proxies in respect of the proposals.  Information about the Company's executive officers and directors can be found in its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 16, 2011.  Additional information regarding the interests of such potential participants is included in the definitive proxy statement.

About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is a leading post-secondary education and e-learning services provider in China. The Company provides post-secondary degree and diploma programs through its three fully accredited universities: The Foreign Trade and Business College of Chongqing Normal University located in Chongqing; Lijiang College of Guangxi Normal University located in Guilin; and Hubei Industrial University Business College located in Wuhan. These universities offer four year and three year, career-oriented bachelor's degree and diploma programs in business, finance, economics, law, IT, engineering, hospitality and tourism management, advertising, language studies, art and music.

The Company also provides e-learning services to post-secondary institutions, K-12 schools, government agencies and corporate enterprises via its nationwide satellite broadband network. These services include interactive distance learning applications, multimedia education content delivery and vocational training courses. The Company is listed on the NASDAQ Global Select Market with the ticker symbol CAST.

Safe Harbor Statement

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate," "estimate," "expect," "believe," "will likely result," "outlook," "project" and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

CONTACT:
ChinaCast Education
Michael J. Santos, President-International
+1-347-788-0030
mjsantos@chinacasteducation.com

MZ Group
Ted Haberfield, President
MZ North America, IR
+1-760-755-2716
thaberfield@hcinternational.net